UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Alesco Financial Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Cohen Brothers, LLC Amended and Restated Limited Liability Company Agreement

As a result of the Business Combination, described under Item 2.01 below, Alesco Financial Inc. (now Cohen & Company Inc.) (the “Company”) acquired a majority of the membership units in Cohen Brothers, LLC (“Cohen Brothers”) and, on December 16, 2009, entered into the Cohen Brothers Amended and Restated Limited Liability Company Agreement (“LLC Agreement”). Information regarding the LLC Agreement is set forth in the proxy statement/prospectus filed by the Company on Form S-4/A (File No. 333-159661) with the Securities and Exchange Commission (“SEC”) on November 4, 2009 (the “Proxy Statement/Prospectus”) under the heading “The Merger Agreement – Terms of Other Agreements – Limited Liability Company Agreement of Cohen Post-Business Combination” beginning on page 131, which information is incorporated herein by reference. The description of the LLC Agreement is qualified in its entirety by reference to the LLC Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Merger

On December 16, 2009, the Company completed its business combination with Cohen Brothers in accordance with the terms of the Agreement and Plan of Merger among the Company, Alesco Financial Holdings, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), and Cohen Brothers, dated as of February 20, 2009 and amended on June 1, 2009, August 20, 2009 and September 30, 2009 (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Cohen Brothers, with Cohen Brothers as the surviving entity and a majority owned subsidiary of the Company (the “Business Combination”).

Prior to the Business Combination, the Company was a holding company that held its consolidated assets and conducted its operations primarily through its majority-owned subsidiaries. In compliance with the Merger Agreement, the Company contributed to Merger Sub substantially all of its assets and certain of its liabilities not already owned, directly or indirectly, by Merger Sub and the Company retained obligations under its outstanding convertible senior debt and junior subordinated notes. As of December 16, 2009, the Company had outstanding $26.2 million principal amount of convertible senior debt and $48.1 million principal amount of junior subordinated notes. The Company continues to be a holding company and will conduct its operations primarily through its majority-owned subsidiary, Cohen Brothers, in which the Company owns approximately 66.2% of the outstanding Cohen Brothers membership units.

On December 16, 2009, in connection with the Business Combination, the Company filed Articles of Amendment to its charter to effectuate a 1-for-10 reverse stock split of its outstanding common stock, followed by Articles of Amendment to its charter to set the par value of the Company’s stock at $0.001 per share. All conversion ratios and calculations provided herein reflect the effectuation of the 1-for-10 reverse stock split. Also on December 16, 2009, the Company filed Articles of Amendment to its charter to change its name to “Cohen & Company Inc.,” moved the listing of its common stock to the NYSE Amex and changed its ticker symbol to “COHN” as discussed in Item 3.01 below, which is incorporated herein by reference.

Pursuant to the Merger Agreement, each holder of a Cohen Brothers Class A membership unit, together with one Cohen Brothers Class B membership unit, either, with respect to such membership units, (1) received 0.57372 shares of the Company’s common stock, or (2) retained 0.57372 new membership units in Cohen Brothers. In exchange for all of his Cohen Brothers Class C membership units, Daniel G. Cohen, through Cohen Bros. Financial, LLC (“Cohen Bros. Financial”), received one share of the Company’s Series A Voting Convertible Preferred Stock (“Series A Preferred Stock”), which has no economic rights but gives Mr. Cohen the right to nominate and elect a number equal to at least one-third (but less than a majority) of the total number of directors on the Company’s board of directors.

After October 1, 2010, Mr. Cohen may convert the share of Series A Preferred Stock into 4,983,557 shares of the Company’s Series B Voting Non-Convertible Preferred Stock (“Series B Preferred Stock”), which will have no economic rights but will entitle the holder thereof to vote the Series B Preferred Stock. Each share of the Series B Preferred Stock will be entitled to one vote and will vote together with other Company stockholders on all matters presented to the Company’s stockholders. The holder of the Series B Preferred Stock will be able to exercise approximately 31.9% of the voting power of the Company’s common stock based on the outstanding number of shares of the Company common stock on the date hereof and after giving effect to the Business Combination. The Series A Preferred Stock and the Series B Preferred Stock will be automatically redeemed for par value on December 31, 2012.

On December 16, 2009, the Company filed Articles Supplementary to its charter setting forth the terms of the one share of Series A Preferred Stock and the 4,983,557 shares of Series B Preferred Stock.

Each Cohen Brothers’ long term incentive profit unit (“LTIP unit”) was, immediately prior to the effective time of the Business Combination, automatically converted into one Cohen Brothers Class A membership unit together with one Cohen Brothers Class B membership unit and, in the Business Combination, each such Cohen Brothers Class A membership unit and Cohen Brothers Class B membership unit received the same treatment as the other Cohen Brothers Class A membership units and Cohen Brothers Class B membership units.

Immediately prior to the completion of the Business Combination, Cohen Brothers had outstanding 16,753,309 Class A membership units and an identical number of Class B membership units (including Class A membership units and Class B membership units issued upon conversion of the LTIPs). Immediately following the completion of the Business Combination, the pre-Business Combination stockholders of the Company owned in the aggregate approximately 58.2% of the issued and outstanding shares of the Company’s common stock and pre-Business Combination Cohen Brothers members and holders of LTIP units owned the remaining 41.8% of such shares in the Company. The issuance of the Company common stock to Cohen Brothers members and the share of Series A Preferred Stock issued to Daniel G. Cohen through Cohen Bros. Financial in the Business Combination was registered on the Proxy Statement/Prospectus.

The information in the Proxy Statement/Prospectus includes information about the nature and amount of consideration paid by the Company for the assets acquired in the Business Combination and the manner in which the amount of such consideration was determined, which is set forth in the Proxy Statement/Prospectus under the heading “The Merger Agreement – Terms of the Merger Agreement – Consideration to be Received in the Business Combination” beginning on page 115, which information is incorporated herein by reference. Information with respect to the interests of the Company’s affiliates, officers and directors in the transaction, which is set forth in the Proxy Statement/Prospectus under the heading “The Transactions – Interests of Board Members and Executive Officers in the Business Combination” beginning on page 101, is incorporated herein by reference.

The information regarding the Initial Amendments identified in this Item 2.01 and Item 3.03, “Material Modification to Rights of Security Holders” is hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 1, 2009, Cohen Brothers entered into an amended and restated credit facility with TD Bank, N.A. (“TD Bank”), which was amended on September 30, 2009 and was further amended by the Omnibus Joinder and Amendment to Loan Documents (the “Joinder”) on December 16, 2009 in connection with the completion of the Business Combination (as amended, the “2009 Credit Facility”). Except for the changes to the 2009 Credit Facility described below, additional information regarding the 2009 Credit Facility can be found in the Proxy Statement/Prospectus under the heading “Information Regarding Cohen Brothers, LLC — Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cohen Brothers, LLC — Liquidity and Capital Resources — Amended and Restated Credit Facility” beginning on page 281, which information is incorporated herein by reference.

Pursuant to the Joinder, certain pre-Business Combination Company subsidiaries executed joinders to existing security and pledge agreements whereby such subsidiaries granted TD Bank a security interest in all of their assets pursuant to the terms of the 2009 Credit Facility. The effect of the 2009 Credit Facility and the related security and pledge agreements is that Cohen Brothers has granted TD Bank a security interest in substantially all of its assets and substantially all of its asset management agreements with the exception of certain assets held in subsidiaries that do not guarantee the 2009 Credit Facility (the “Non-Guaranteeing Subsidiaries”). However, Cohen Brothers is limited in the amount of capital it can invest and have at any point in time in the Non-Guaranteeing Subsidiaries.

In addition, the Joinder amended certain terms of the 2009 Credit Facility, including increasing the level of consolidated net worth, as defined in the 2009 Credit Facility, Cohen Brothers is required to maintain from not less than $30 million to not less than $40 million. In addition, the $15 million minimum liquidity requirement was changed to a minimum amount equal to outstanding advances (including letters of credit) under the 2009 Credit Facility. Finally, Cohen & Company Securities, LLC’s ability to provide credit enhancements increased from $5 million in the aggregate at any time to $45 million.

The 2009 Credit Facility provides for available borrowings of the lesser of the maximum revolving credit amount, which is currently $28.0 million, or a calculation that is based upon the present value of certain of Cohen Brothers’ collateralized debt obligation management fees plus a percentage of the estimated value of certain other investments Cohen Brothers has pledged as collateral. As of December 16, 2009, $24.95 million was drawn, $1.29 million was committed for two letters of credit and $1.76 million is available for borrowing under the 2009 Credit Facility.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2009, the NYSE Amex (“NYSE Amex”) informed the Company that the NYSE Amex had authorized the listing of the Company’s common stock on the NYSE Amex. The Company’s common stock ceased trading on the New York Stock Exchange (the “NYSE”) on December

16, 2009 and will commence trading on the NYSE Amex on December 17, 2009 under the ticker symbol “COHN”.

The transfer of the listing of the Company’s common stock from the NYSE to the NYSE Amex was authorized by the Company’s board of directors on February 20, 2009.

Item 3.03	Material Modification to Rights of Security Holders.

Immediately prior to the consummation of the Business Combination, the Company filed Articles of Amendment with the State of Maryland for the purpose of effectuating a 1-for-10 reverse stock split of its outstanding shares of common stock and Articles of Amendment for the purpose of resetting the par value per share of such common stock at $0.001 following the reverse stock split (collectively, the “Initial Amendments”). Following the reverse stock split, but prior to the Business Combination, the Company had 6,015,194 shares of common stock outstanding. As a result of the Business Combination, an additional 4,328,138 shares of the Company’s common stock were issued.

In connection with the Business Combination, the Company filed Articles Supplementary with the State of Maryland that reclassified one authorized and unissued share of preferred stock into one share of Series A Preferred Stock and 4,983,557 authorized and unissued shares of preferred stock into 4,983,557 shares of Series B Preferred Stock (collectively, the “Preferred Articles Supplementary”). The single share of Series A Preferred Stock was issued to Daniel G. Cohen, through Cohen Bros. Financial, in exchange for all of his Class C Cohen Brothers membership units.

The Preferred Articles Supplementary provide the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions for redemption as established by the board of directors of the Company for the Series A Preferred Stock and the Series B Preferred Stock, respectively.

Additional information regarding the reverse stock split and the Preferred Articles Supplementary can be found in the Proxy Statement/Prospectus under the heading “Description of AFN’s Capital Stock” beginning on page 365 and under the heading “The Merger Agreement – Terms of the Merger Agreement – Consideration to be Received in the Business Combination” beginning on page 115, which information is incorporated herein by reference.

The description of the Initial Amendments is qualified in its entirety by reference to each set of the Articles of Amendment, copies of which are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

The description of the Articles Supplementary is qualified in its entirety by reference to the Alesco Financial Inc. Articles Supplementary Series A Voting Convertible Preferred Stock and the Alesco Financial Inc. Articles Supplementary Series B Voting Non-Convertible Preferred Stock, copies of which are filed herewith as Exhibits 3.3 and 3.4, respectively, and are incorporated herein by reference.

The 2009 Credit Facility and the LLC Agreement contain working capital restrictions and other limitations on the payment of dividends. Reference is made to the disclosure set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” concerning the 2009 Credit Facility and the disclosure set forth under Item 1.01, “Entry into a Material Definitive Agreement” concerning the LLC Agreement, which are incorporated herein by reference

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer and Director Resignation

In accordance with the terms of the Merger Agreement: (1) effective simultaneously with the completion of the Business Combination on December 16, 2009, James J. McEntee, III resigned as the President and Chief Executive Officer of the Company and effective immediately following the completion of the Business Combination, James J. McEntee, III resigned as a director of the Company; (2) effective immediately following the completion of the Business Combination, John J. Longino will no longer serve as Chief Financial Officer and Treasurer of the Company; and (3) effective immediately following the completion of the Business Combination, Christian Carr will no longer serve as Chief Accounting Officer of the Company. Messrs. Longino and Carr have agreed to stay with the Company for a period of time following the Business Combination to assist with post-closing transition matters.

Appointment and Election of Directors

At the Company’s annual meeting of stockholders on December 15, 2009, the Company’s stockholders elected the following nine directors: Rodney E. Bennett, Marc Chayette, Daniel G. Cohen,

Thomas P. Costello, G. Steven Dawson, Jack Haraburda, James J. McEntee, III, Lance Ullom, and Charles W. Wolcott.

On December 15, 2009, in accordance with the Merger Agreement and effective upon the completion of the Business Combination, the number of directors on the Company’s board of directors was increased by the Company’s board of directors from nine directors to ten directors, and Joseph M. Donovan and Walter Beach were appointed by the Company’s board of directors to fill the open director positions. Upon joining the Company as its new Directors, Messrs. Donovan and Beach entered into the Company’s standard indemnification agreement, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2006.

Joseph M. Donovan, age 54, is currently retired. Prior to his retirement in February 2007, Mr. Donovan was chairman of Credit Suisse’s ABS and debt financing group, which he led since March 2000. Prior to that, Mr. Donovan was a managing director and head of asset finance at Prudential Securities from 1998 to 2000 and at Smith Barney from 1995 to 1997. Mr. Donovan began his banking career at The First Boston Corporation in 1983, ultimately becoming a managing director at CS First Boston, where he served as Chief Operating Officer of the Investment Banking Department from 1992 to 1995. Mr. Donovan received his MBA from The Wharton School and has a degree in Accountancy from the University of Notre Dame. Mr. Donovan is the Lead Independent Director and Chairman of the Audit Committee of Babcock & Brown Air Limited (NYSE: FLY), an aircraft leasing company headquartered in Dublin, Ireland, and is a director of RAM Holdings, Ltd. (NASDAQ: RAMR), a Bermuda-based provider of financial guaranty reinsurance, and First Again, LLC, a consumer finance company in San Diego, California.

Walter T. Beach, age 42, has been a director of Resource Capital Corp. (NYSE: RSO) since March 2005. Mr. Beach has been Managing Director of Beach Investment Counsel, Inc., an investment management firm, since 1997. From 1993 to 1997, Mr. Beach was a Senior Analyst and Director of Research at Widmann, Siff and Co., Inc., an investment management firm where, beginning in 1994, he was responsible for the firm’s investment decisions for its principal equity product. Before that, he was an associate and financial analyst at Essex Financial Group, a consulting and merchant banking firm, and an analyst at Industry Analysis Group, an industry and economic consulting firm. Mr. Beach has served as a director of The Bancorp, Inc., a publicly traded (NASDAQ: TBBK) Delaware bank holding company, and its subsidiary bank, The Bancorp Bank, since 1999.

Appointment of Officers

Pursuant to the Merger Agreement and effective upon the completion of the Business Combination, the Company appointed new executive officers as follows:

Name	Office(s)

Daniel G. Cohen	Chief Executive Officer and Chief Investment Officer of the Company

Christopher Ricciardi	President of the Company and Chief Executive Officer of Cohen & Company Securities, LLC (the Company’s broker-dealer subsidiary)

Joseph W. Pooler, Jr.	Executive Vice President, Chief Financial Officer and Treasurer

Douglas Listman	Chief Accounting Officer and Assistant Treasurer

Daniel G. Cohen, age 40, has served as the Chairman of the board of directors since October 6, 2006 and as the executive Chairman of the Company since October 18, 2006. He previously served as Chief Executive Officer of RAIT Financial Trust (NYSE: RAS), a real estate finance company focused on the commercial real estate industry, from December 2006 when it merged with Taberna Realty Finance Trust to February 2009, and continues to serve as trustee. Mr. Cohen was Chairman of the board of trustees of Taberna Realty Finance Trust from its inception in March 2005 until December 2006 and its Chief Executive Officer from March 2005 to December 2006. In addition, Mr. Cohen has served as the Chairman of the board of managers of Cohen Brothers since 2001 and as the Chief Investment Officer of Cohen Brothers since October 2008. Mr. Cohen has served as Chairman of Cohen Financial Group, Inc. since its inception in April 2007. Mr. Cohen is currently a director of Star Asia Finance Limited, a joint venture investing in Asian commercial real estate, and a director of Muni Funding Company of America, LLC, a company investing in middle-market non-profit organizations. Mr. Cohen was the Chief Executive Officer of Cohen Brothers and its subsidiary, Cohen & Company Securities, LLC, a securities brokerage firm, from September 2001 until February 2006. Since 2000, Mr. Cohen has been the Chairman of the board of directors of The Bancorp, Inc. (NASDAQ: TBBK), a holding company for The Bancorp Bank, which provides various commercial and retail banking products and services to small and mid-size businesses and their principals in the United States. He also served as the Chairman of the board of Dekania Acquisition Corp. (NYSE Amex: DEK), a publicly held business combination company focused on acquiring businesses that operate within the insurance industry, from its inception in February 2006 until December 2006, and is a member of its board until its dissolution, which was approved in February 2009. Mr. Cohen served as a member of the board of directors of TRM Corporation (OTC:TRMM), a publicly held consumer services company, from 2000 to September 2006 and as its Chairman from 2003 to September 2006.

Christopher Ricciardi, age 41, has served as Cohen Brothers’ President and Chief Executive Officer and as a member of Cohen Brothers’ board of managers since February 2006. He has served as Chief Executive Officer and as a director of Cohen Financial Group, Inc. since its inception in April 2007. Mr. Ricciardi has held various positions with Dekania Acquisition Corp., Muni Funding Comapy of America, LLC, the Strategos Deep Value Hedge Fund entities and the Brigadier Hedge Fund entities. Prior to joining Cohen Brothers, Mr. Ricciardi was a Managing Director and Global Head of Structured Credit Products for Merrill Lynch. Prior to joining Merrill Lynch in April 2003, Mr. Ricciardi was a Managing Director and Head of U.S. Structured Credit Products at CSFB. Mr. Ricciardi began his career at Prudential Securities. He earned a B.A. from the University of Richmond and an M.B.A. from the Wharton School at the University of Pennsylvania and completed one term at the London School of Economics. He is also a CFA charterholder.

A description of Mr. Ricciardi’s employment agreement with Cohen Brothers is set forth in the Proxy Statement/Prospectus under the heading “Cohen Special Meeting – Cohen Executive Compensation – Employment Agreements – Christopher Ricciardi, Chief Executive Officer” beginning on page 339, which description is incorporated herein by reference.

Joseph W. Pooler, Jr., age 44, has served as Cohen Brothers’ Chief Financial Officer since November 2007 and as Chief Administrative Officer since May 2007. From July 2006 through November 2007, he also served as Senior Vice President of Finance of Cohen Brothers. From November 2007 through March 2009, Mr. Pooler also served as Chief Financial Officer of Muni Funding Company of America, LLC, a company investing in middle-market non-profit organizations. Prior to joining Cohen Brothers, from 1999 through 2005, Mr. Pooler held key management positions at Pegasus Communications Corporation (now known as Xanadoo Company (OTC: XAND)), which operated in the direct broadcast satellite television and broadcast television station segments. While at Pegasus, Mr. Pooler held various positions including Chief Financial Officer, Principal Accounting Officer, and Senior Vice President of Finance. From 1993 through 1999, Mr. Pooler held various management positions with MEDIQ, Incorporated, including Corporate Controller, Director of Operations, and Director of Sales Support. Mr. Pooler holds a B.A. from Ursinus College, an M.B.A. from Drexel University, and was a Certified Public Accountant in the Commonwealth of Pennsylvania (license lapsed).

A description of Mr. Pooler’s employment agreement with Cohen Brothers is set forth in the Proxy Statement/Prospectus under the heading “Cohen Special Meeting – Cohen Executive Compensation – Employment Agreements – Joseph W. Pooler, Jr., Chief Financial Officer” beginning on page 339, which description is incorporated herein by reference.

Douglas Listman, age 39, has served as the Chief Accounting Officer of Cohen Brothers since 2006. From 2004 to 2006, Mr. Listman served as an associate for Resources Global Professionals (a world wide accounting services consulting firm). From 1992 to 2003, Mr. Listman served in various accounting and finance positions including: senior accountant with KPMG; Assistant Corporate Controller of Integrated Health Services (a publicly traded provider of skilled nursing services; NYSE: IHS); Controller of Integrated Living Communities (a publicly traded provider of assisted living services; NASDAQ: ILCC); Chief Financial Officer of Senior Lifestyles Corporation (a private owned provider of assisted living services); and Chief Financial Officer of Monarch Properties (a privately owned health care facility real estate investment company). Mr. Listman is a Certified Public Accountant and graduated from the University of Delaware with a B.S. in accounting.

Upon joining the Company as its new officers, Messrs. Cohen, Ricciardi, Pooler and Listman entered into the Company’s standard indemnification agreement, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2006.

Compensatory Arrangements of Certain Officers

At the Company’s annual meeting of stockholders held on December 15, 2009, the Company’s stockholders approved the Alesco Financial Inc. performance-based Cash Bonus Plan (the “AFN Cash Bonus Plan”). Messrs. Cohen, Ricciardi, Pooler and Listman are eligible to receive cash bonuses pursuant to the AFN Cash Bonus Plan. The description of the AFN Cash Bonus Plan is included in the Proxy Statement/Prospectus under the heading “AFN Annual Meeting – Proposal 2 – Approval of the AFN Cash Bonus Plan” beginning on page 305, which description is incorporated herein by reference.

On December 15, 2009, the Company board of directors approved the Cohen Brothers, LLC 2009 Equity Award Plan. A description of the 2009 Equity Award Plan can be found in the Proxy Statement/Prospectus under the heading “Cohen Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation – 2009 Equity Award Plan” beginning on page 338, which description is incorporated herein by reference.

Related Party Transactions

Prior to the closing of the Business Combination, Daniel G. Cohen owned 51% of each of the Cohen Brothers Class A membership units and Class B membership units and all of the Cohen Brothers Class C membership units; Christopher Ricciardi owned 14% of each of the Cohen Brothers Class A membership units and Class B membership units; James J. McEntee, III owned 6% of each of the Cohen Brothers Class A membership units and Class B membership units; Joseph W. Pooler, Jr. owned less than 1% of the Cohen Brothers Class A membership units, Class B membership units and LTIP units, collectively; and Douglas Listman did not own any Cohen Brothers Class A membership units, Class B membership units or LTIP units.

Following the Business Combination, the Company owns 66.2% of the reclassified Cohen Brothers membership units; Daniel G. Cohen owns 31.9% of the reclassified Cohen Brothers membership units, 3.5% of the issued and outstanding shares of Company common stock and one share of Series A Preferred Stock; Christopher Ricciardi owns 1.7% of the reclassified Cohen Brothers membership units and 14.2% of the issued and outstanding shares of Company common stock; James J. McEntee, III does not own any reclassified Cohen Brothers membership units and 6.2% of the issued and outstanding shares of Company common stock; Joseph W. Pooler Jr. does not own any Cohen Brothers membership units and less than 1% of the issued and outstanding shares of Company common stock; and Douglas Listman does not own any Cohen Brothers membership units or shares of Company common stock.

Information regarding related party transactions contained in the Proxy Statement/Prospectus under the heading “Certain Relationships and Related Party Transactions” beginning on page 290, which information is incorporated herein by reference. In addition, the disclosure set forth under the headings “Certain Relationships and Related Party Transactions – Transactions Between Cohen and its Managers and Officers and Certain Members – Limited Liability Company Agreement” and “Certain Relationships and Related Party Transactions – Transactions Between Cohen and its Managers and Officers and Certain Members – Subordinated Notes” is supplemented by the information set forth below.

Limited Liability Company Agreement

Information regarding the LLC Agreement is set forth in the Proxy Statement/Prospectus under the heading “The Merger Agreement – Terms of Other Agreements – Limited Liability Company Agreement of Cohen Post-Business Combination” beginning on page 131, which information is incorporated herein by reference. The description of the LLC Agreement is qualified in its entirety by reference to the LLC Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Subordinated Notes

On June 25, 2008, Cohen Brothers issued a subordinated note to Cohen Financial Group, Inc. (“CFG”) with an original principal amount of $6.0 million, and an outstanding principal amount as of the completion of the Business Combination of $6.2 million (the “Original Cohen Brothers Note”). In connection with the dissolution of CFG that occurred prior to the completion of the Business Combination, Cohen Brothers issued new subordinated notes (the “New Cohen Brothers Notes”) to each stockholder of CFG evidencing Cohen Brothers’ obligation to pay to each such stockholder the stockholder’s pro rata share of the Original Cohen Brothers Note. The New Cohen Brothers Notes have substantially the same terms and provisions as contained in the Original Cohen Brothers Note. Messrs. Cohen and Ricciardi were stockholders of CFG and received New Cohen Brothers Notes in the original principal amount of $0.5 million and $0.1 million, respectively.

The New Cohen Brothers Notes mature on June 20, 2013 and bear interest at an annual rate of 12%. A portion of this interest, 9%, is payable in cash semiannually on May 1 and November 1 of each year commencing on May 1, 2010. The remaining portion, 3%, is payable in-kind at an annual rate of 3%, which is also payable semiannually. All accrued in-kind interest will be added to the unpaid principal balance of the New Cohen Brothers Notes on each May 1 and November 1 and thereafter, the increased principal balance shall accrue interest at the annual rate of 12%. The New Cohen Brothers Notes are unsecured obligations of Cohen Brothers, and payments of principal and interest on the notes are subordinated to Cohen Brothers’ senior debt. The interest expense (both cash and in-kind) on the Original Cohen Brothers Note totaled approximately $0.2 million and $0.5 million for the three and nine months ended September 30, 2009 and $0.4 million for the fiscal year ended December 31, 2008.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Business Combination, the Company filed the Initial Amendments and Preferred Articles Supplementary as set forth in Item 3.03, “Material Modification to Rights of Security Holders,” which section is incorporated herein by reference.

In addition, effective upon the completion of the Business Combination, the Company filed Articles of Amendment to its charter to change its name to “Cohen & Company Inc.” The description of this amendment is qualified in its entirety by reference to such Articles of Amendment, a copy of which is filed as Exhibit 3.5 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On December 15, 2009, the Company issued a press release announcing, among other things, that at its annual meeting of stockholders held on December 15, 2009, its stockholders approved the Company’s issuance of shares of common stock and Series A Voting Convertible Preferred Stock that were proposed to be issued in connection with the Business Combination. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 16, 2009, the Company issued a press release with respect to the completion of the Business Combination. A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 8.01 and Exhibits 99.1 and 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, or be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless it is specifically incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

The financial statements required by this item have not been filed on this initial Current Report on Form 8-K, but will be filed by amendment to this report in accordance with the requirements of Item 9.01(a)(4) of Form 8-K.

(b)	Pro forma financial information.

The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed by amendment to this report in accordance with the requirements of Item 9.01(b)(2) of Form 8-K.

(d)	Exhibits.

Exhibit No.	Exhibit Description
3.1	Alesco Financial Inc. Articles of Amendment to Effectuate the Reverse Stock Split*
3.2	Alesco Financial Inc. Articles of Amendment to Set Par Value*
3.3	Alesco Financial Inc. Articles Supplementary Series A Voting Convertible Preferred Stock*

3.4	Alesco Financial Inc. Articles Supplementary Series B Voting Non-Convertible Preferred Stock*
3.5	Alesco Financial Inc. Articles of Amendment to Change Name to Cohen & Company Inc.*
10.1	Amended and Restated Limited Liability Company Agreement of Cohen Brothers, LLC*
99.1	December 15, 2009 Press Release Regarding Stockholder Approval*
99.2	December 16, 2009 Press Release Regarding Completion of Merger*
*	Filed herewith.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) by the Company that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” “might,” “will,” “continue” and similar expressions are intended to identify such statements. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause the Company’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements. These factors include, but are not limited to, those discussed under the heading “Risk Factors” in the Proxy Statement / Prospectus filed with the SEC on Form S-4 on November 4, 2009, including the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, and (e) competitive pressure. As a result, there can be no assurance that the forward-looking statements included in this Current Report on Form 8-K will prove to be accurate. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this presentation might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. We do not undertake any obligation to, and will not, update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

COHEN & COMPANY INC.

Date: December 16, 2009	By:	/S/ JOSEPH W. POOLER, JR.
Joseph W. Pooler, Jr. Executive Vice President, Chief Financial Officer and Treasurer